Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inducement Stock Option Award and Inducement Restricted Stock Unit Award of Evolus, Inc. of our report dated March 3, 2022, with respect to the financial statements of Evolus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
September 9, 2022